SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2018

Akcea Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38137	47-2608175
(Commission File No.)	(IRS Employer Identification No.)

55 Cambridge Parkway, Suite 100
Cambridge, MA 02142
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On March 15, 2018, Akcea Therapeutics, Inc. (the “Company”) conducted a press conference concerning the Company’s previously announced transaction with its affiliate, Ionis Pharmaceuticals, Inc. (“Ionis”), with respect to its entry into a development, commercialization, collaboration and license agreement and a stock purchase agreement, each dated March 14, 2018, with Ionis.

A copy of the conference call transcript is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS
This communication may be deemed to be solicitation material in respect of the proposed transaction of the Company and Ionis.  In connection with the proposed transaction, the Company has filed a preliminary proxy statement on Schedule 14A.  Following the filing of a definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC or by sending a request to Investor Relations at Akcea Therapeutics, Inc., 55 Cambridge Parkway, Suite 100, Cambridge, Massachusetts 02142.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, including Ionis, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Conference Call Transcript, dated March 15, 2018

INDEX TO EXHIBITS

99.1	Conference Call Transcript, dated March 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akcea Therapeutics, Inc.

Dated: March 16, 2018	By:	/s/ Paula Soteropoulos

Paula Soteropoulos

Chief Executive Officer